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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-50754 and 333-50768), and Forms S-8 (Nos. 333-50300, 333-80175 and 333-91821) of drkoop.com, Inc. of our report dated July 19, 2001 relating to the financial statements of IVonxy Group Services, Inc. and Subsidiaries, which appears in the current report on Form 8-K/A of drkoop.com, Inc. filed November 1, 2001. We also consent to the incorporation by reference of our report dated March 20, 2001 relating to the financial statements of drkoop.com, Inc. into the current report on Form 8-K/A of drkoop.com, Inc. filed November 1, 2001.

PRICEWATERHOUSECOOPERS LLP